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                                                                       EXHIBIT 5

                               WMS INDUSTRIES INC.
                          3401 North California Avenue
                             Chicago, Illinois 60618

             WMS INDUSTRIES ANNOUNCES DISTRIBUTION OF MIDWAY SHARES

     CHICAGO-- (BUSINESS WIRE) -- April 6, 1998 -- WMS Industries Inc. (NYSE:
WMS) announced today that the previously announced spin-off of its approximately 86.7% interest in Midway Games Inc. (NYSE: MWY) has been completed. WMS stockholders of record on March 31, 1998 today were issued 1.19773 shares of Midway common stock for each share of WMS common stock owned. Fractional shares will be sold and the net proceeds paid in cash. The distribution ratio reflects 27,886,021 shares of WMS common stock outstanding on the record date.

     WMS Industries Inc. is engaged in the design, manufacture and sale of pinball and novelty games and video lottery terminals and gaming devices. Midway Games Inc. is engaged in the design, distribution and sale of video games.

CONTACT:

WMS Industries Inc.                        Joseph N. Jaffoni, Kathleen M. Holmes
Harold H. Bach, Jr.             OR         Jaffoni & Collins Incorporated
Chief Financial Officer                    212/835-8500, info@jcir.com
773/961-1111